UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): June 10, 2019
H&R BLOCK, INC.
(Exact name of registrant as specified in charter)

Missouri (State or other jurisdiction of Incorporation or organization)	1-06089 (Commission File Number)	44-0607856 (I.R.S. Employer Identification Number)

One H&R Block Way, Kansas City, MO 64105
(Address of Principal Executive Offices) (Zip Code)
(816) 854-3000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
❑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value	HRB	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ❑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ❑

Item 1.01.     Entry into a Material Definitive Agreement.

On June 10, 2019, Blue Fountains International, ULC, an unlimited liability corporation existing under the Business Corporations Act (Alberta) (“Buyer”) and an indirect, wholly-owned subsidiary of H&R Block, Inc., a Missouri corporation (“H&R Block”), HRB Tax Group, Inc., a Missouri corporation and an indirect, wholly-owned subsidiary of H&R Block, Wave Financial Inc., a corporation existing under the Business Corporations Act (Ontario) (“Wave”), shareholders of Wave, and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as the Shareholders’ Representative, entered into a Share Purchase Agreement (the “Agreement”), pursuant to which Buyer will acquire all of the issued and outstanding shares of Wave on the terms and subject to the satisfaction of the conditions set forth in the Agreement (the “Transaction”). As a result of the Transaction, Wave will become an indirect, wholly-owned subsidiary of H&R Block.

Subject to the terms and conditions of the Agreement, Buyer will pay aggregate consideration of $405.0 million to the holders of the outstanding shares in the capital of Wave and the holders of vested options and warrants to purchase shares in the capital of Wave (including options that will vest in accordance with the terms of the Agreement), subject to customary adjustments for working capital (including cash), debt, and transaction expenses.

The Agreement contains customary representations, warranties, and covenants, including covenants requiring the conduct of the business of Wave and its subsidiaries in the ordinary course consistent with past practice and other restrictions on the operation of their respective businesses prior to the consummation of the Transaction.

The Agreement provides that twenty percent of the aggregate consideration that would otherwise be payable to specified key employees who are securityholders of Wave will be placed in escrow at the closing of the Transaction (the “Closing”) and will be released to such employees within five business days after the two-year anniversary of the Closing, subject to (a) forfeiture of a given employee’s pro rata portion of such amount in the event of the termination of such employee’s employment for cause prior to such two-year anniversary or resignation by such employee without good reason or (b) earlier release of a given employee’s pro rata portion of such amount in the event of the termination of such employee’s employment without cause, resignation by such employee from Wave for good reason or such employee’s death or permanent disability.

At the Closing, a portion of the purchase price will be placed in escrow in connection with the indemnification obligations of the shareholders of Wave under the Agreement. Claims for indemnification that Buyer may have under the Agreement will first be paid from the indemnity escrow account, subject to certain limitations. To the extent all or any portion of the indemnity escrow account has not previously been released or is not then reserved for any open and unresolved indemnification claims, such amount will be released on the one-year anniversary of the Closing. Following the exhaustion or release of the funds in the indemnity escrow account, Buyer must use commercially reasonable efforts to seek recovery under a representation and warranty insurance policy (up to the policy limits) prior to seeking to enforce any remaining rights to indemnification under the Agreement.

In connection with the Closing, Wave will adopt a management incentive plan pursuant to which certain employees of Wave will, following the Closing, be issued retention incentives in the form of restricted share units of H&R Block and be eligible for certain cash performance incentives based on pre-determined financial metrics. In addition, certain other employees of Wave will be issued retention incentives in the form of restricted share units of H&R Block following the Closing.

Certain shareholders of Wave have agreed to non-competition and non-solicitation covenants for periods of two to five years following the Closing.

Consummation of the Transaction is subject to the satisfaction or waiver (to the extent permitted by law) of various customary closing conditions, including the termination or expiration of the waiting period under the Hart-Scott Rodino Antitrust Act, the absence of any law or order prohibiting the Closing, the absence of certain litigation, and the absence of a material adverse effect on the business of Wave. The parties anticipate the Closing to occur within the next few months.

The Agreement may be terminated by the mutual consent of Buyer and Wave or in certain other circumstances, subject to the conditions specified in the Agreement.

The foregoing description of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Agreement, as executed by the parties thereto, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

The representations, warranties and covenants contained in the Agreement were made only for purposes of the Agreement and as of specific dates, were solely for the benefit of the parties to the Agreement, and are subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of Wave, Buyer, or their respective subsidiaries. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in H&R Block’s public disclosures.

Item 7.01.     Regulation FD Disclosure.

On June 11, 2019, H&R Block issued a press release announcing the execution of the Agreement.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.      Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1*
Share Purchase Agreement, dated June 10, 2019, by and among Blue Fountains International, ULC, HRB Tax Group, Inc., Wave Financial Inc., the Shareholders of Wave Financial Inc., and Shareholder Representative Services LLC, a Colorado limited liability company (as the Shareholders’ Representative)

99.1	Press Release Issued June 11, 2019
* Schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished as a supplement to the Securities and Exchange Commission upon request
.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&R BLOCK, INC.

Date:	June 11, 2019	By:	/s/ Scott W. Andreasen
Scott W. Andreasen
Vice President and Secretary